FirstSun Capital Bancorp and Pioneer Bancshares, Inc. Complete Merger

Denver, CO — Colorado-based FirstSun Capital Bancorp (“FirstSun,” or the “Company”), the holding company of Sunflower Bank, N.A. (“Sunflower Bank”), announced today that it has completed its previously announced merger with Texas-based Pioneer Bancshares, Inc. (“Pioneer”) effective April 1, 2022. Also effective April 1, 2022, Pioneer’s subsidiary bank, Pioneer Bank, SSB, merged into Sunflower Bank.
The combined company will operate under the FirstSun and Sunflower Bank trade names. Subsequent to the closing, FirstSun has over $7.3 billion in assets on a pro forma basis as of December 31, 2021, with 68 locations that include an expanded presence in Texas and a banking footprint in Arizona, Colorado, Kansas and New Mexico, with home mortgage origination capabilities in 43 states through its Guardian Mortgage division.
“Sunflower Bank has always been dedicated to growing soundly and profitably. We have a belief that the community bank ideals that we are built upon serve a need for relationship-oriented clients across communities large and small. Pioneer’s geographic footprint of Austin, Central Texas, Dallas, Houston and San Antonio is complementary to our footprint, and our product and service capabilities are supportive to the valued customer base of Pioneer,” said Mollie Carter, Chairman of FirstSun. “We believe our combined client base will benefit from our expanded footprint and the robust financial services usually found at much larger organizations.”
As a regional community bank, Sunflower Bank is based on a model that elevates local leadership, drives local decision-making, and strives to create deep connections to all its communities. Pioneer’s customers and communities have joined the bank’s Texas Region led by Seth Allen as Regional President. Mr. Allen was hired by Sunflower Bank in December 2019 and has been successfully building its commercial banking capabilities in multiple Texas markets.
To deliver the full benefits of its local expertise and accessibility, Sunflower Bank’s Texas Region has a market-based leadership structure that emphasizes continuity and knowledge. Brian Walsh, Sunflower Bank’s Chief Lending Officer is based in Dallas and has been responsible for leading the development of the Dallas-Fort Worth area teams. Other local market leaders include Chris Bourne and Donna Day in Austin; Dustin Gibson in Collin County; Jeff Bundy in Fort Worth; and Scott Brewer in Houston. Plans are in progress to hire additional leaders for key markets and lines of business.
About FirstSun Capital Bancorp
FirstSun Capital Bancorp, headquartered in Denver, Colorado, is the financial holding company for Sunflower Bank, N.A., which operates as Sunflower Bank, First National 1870 and Guardian Mortgage. Sunflower Bank provides a full range of relationship-focused services to meet personal, business and wealth management financial objectives, with a branch network in five states and mortgage capabilities in 43 states.
First National 1870 and Guardian Mortgage are divisions of Sunflower Bank. To learn more, visit ir.firstsuncb.com.

Cautionary Note Regarding Forward-Looking Statements
Statements included in this press release which are not historical in nature are intended to be, and hereby are identified as, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of FirstSun. Words such as “may,” “will,” “believe,” “strives,” “anticipate,” “expect,” “intend,” “opportunity,” “continue,” “should,” and “could” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties and assumptions, include, among others, the following:
•the integration of the businesses and operations of Pioneer with FirstSun may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to the combined company’s businesses;
•the possibility that the anticipated benefits of the merger transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all;
•potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the transaction; and
•other factors that may affect future results of FirstSun including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.
These forward-looking statements are also subject to the risks and uncertainties disclosed in FirstSun’s Annual Report on Form 10-K for the year ended 2021, Quarterly Reports on Form 10-Q and in other documents FirstSun files with the SEC. FirstSun disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law.